UNITED STATES
SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

October 16, 2009

All State Properties Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

                         Nevada

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     (State or Other Jurisdiction of Incorporation)

         000-12895                         32-0252180

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(Commission File Number)     (IRS Employer Identification No.)

6465 N. Quail Hollow Rd., Ste. 200,

Memphis, TN  38120-1417
(Address of Principal Executive Offices) (Zip Code)

(901) 271-3779
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions as they relate to All State Properties Holdings, Inc., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, unexpected changes in market conditions, volatility in the commodities markets, and the ability to successfully reach agreement on acquisition terms. Except as required by the Federal Securities laws, the Company does not undertake any obligation to release publicly, any revisions to any forward-looking statements.

Item 5 Other Material Changes

Registrant has become aware of omissions in it’s form 10-K and files this form 8-K, accordingly to notify all interested parties of the details of that omission.

(a)

On August 6, 2009, Board of Directors of the Registrant dismissed Moore & Associates Chartered, its independent registered public account firm. On the same date, August 6, 2009, the accounting firm of Seale and Beers, CPAs was engaged as the Registrant's new independent registered public account firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Moore & Associates Chartered and the engagement of Seale and Beers, CPAs as its independent auditor. None of the reports of Moore & Associates Chartered on the Company's financial statements for either of the past two years ended June 30, 2008 and 2007 or subsequent interim period through August 6, 2009 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10-K for the fiscal year ended June 30, 2008 a going concern qualification.

The opinion issued by Moore & Associates, Chartered contained a provision concerning it’s Going Concern conclusion.  The nature of such conclusion was the continuing operating expenses and the sufficiency of income from operations to cover such expenses.

During the registrant's two most recent fiscal years ended June 30, 2009 and June 30, 2008 and the subsequent interim period through August 6, 2009, there were no disagreements with Moore and Associates, Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore and Associates, Chartered's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements, nor were there any up to and including the time of dismissal on August 6, 2009.

b)

On August 6, 2009, the registrant engaged Seale and Beers, CPAs as its independent accountant. During the two most recent fiscal years ended June 30, 2009 and June 30, 2008 and the interim periods preceding the engagement, the registrant has not consulted Seale and Beers, CPAs regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

c)

On August 27, 2009 the PCAOB revoked the registration of Moore and Associates because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule10b-5 thereunder, and non-cooperation with a Board investigation.

d)

All State Properties Holdings, Inc. is responsible for the adequacy and accuracy of the disclosure in this filing;

e)

On October 13, 2009, registrant filed form 10-K presenting part of the information required in such report.  Compiled financial statements were presented in said report rather than the required audited statements, and became aware of the inadvertent omission and will immediately amend form 10-K as soon as it receives the audited financial information.  Registrant believes that this falls under item 5, other material changes, and form 8-K is filed encouraging non-reliance on said financial information.  While registrant is aware of no material adjustments to the financial information presented in form 10-K, until amendment is made to form 10-K, the financial statements may not be relied on.  Due to the change in auditors occurring prior to employment of current management on August 27, 2009 by the registrant and other delays caused by the physical move of the auditor of registrant, Seale & Beers, CPAs, delays occurred in properly filing the audited financial statements.  All information has been previously supplied to the auditors and registrant is diligently attempting to obtain required audited financial statements from Seale & Beers, CPAs.  Attached as Exhibit 5.1 is a letter registrant received from our registered accountants, Seale & Beers, CPA.

Item 9.01.	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Letter from Seale & Beers, CPA, regarding Non-Reliance on Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL STATE PROPERTIES HOLDINGS, INC.

Date: October 20, 2009	By:	/s/ E. Robert Gates
E. Robert Gates
Chief Executive Officer